UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 22, 2014

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2014, Fabrinet (NYSE:FN) entered into a credit agreement (the “Credit Agreement”) among Fabrinet, certain of its direct subsidiaries from time to time party thereto as guarantors, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the lenders.

The Credit Agreement provides for a $200 million secured credit facility, which includes a $150 million revolving loan facility and a $50 million delayed draw term loan facility, each scheduled to mature on May 22, 2019 (the “Maturity Date”). Fabrinet will be permitted to borrow under the Credit Agreement upon satisfaction of certain terms and conditions, including, without limitation, entering into control agreements with the Administrative Agent for each of Fabrinet’s deposit and securities accounts, subject to certain exceptions. In the event such conditions are not fulfilled within 120 days after the date of the Credit Agreement, the revolving loan and term loan commitments will expire and the Credit Agreement will terminate. The Credit Agreement contains an accordion feature permitting Fabrinet to request an increase in the revolving loan facility to provide up to an aggregate of $100 million in additional commitments, subject to customary terms and conditions, and provided that no default or event of default exists at the time of such request. Proceeds of the loans made under the Credit Agreement may be used for working capital and other general corporate purposes, including to finance a future manufacturing building in Thailand.

Loans under the Credit Agreement will bear interest, at Fabrinet’s option, at a rate per annum equal to a LIBOR rate plus a spread of 1.75% to 2.50%, or a base rate, determined in accordance with the Credit Agreement, plus a spread of 0.75% to 1.50%, in each case with such spread determined based on Fabrinet’s consolidated total leverage ratio for the preceding four fiscal quarter period. Interest is due and payable quarterly in arrears for loans bearing interest at the base rate and at the end of an interest period (or at each three month interval in the case of loans with interest periods greater than three months) in the case of loans bearing interest at the LIBOR rate. In the event that Fabrinet does not fulfill the conditions to borrowing within 60 days after the date of the Credit Agreement, Fabrinet will be obligated to pay the Administrative Agent, for the account of each lender, a fee equal to 0.05% of the total commitments. Once Fabrinet is permitted to borrow under the Credit Agreement, Fabrinet will be obligated to pay other customary commitment fees, arrangement fees, and administration fees for a credit facility of this size and type. The applicable spreads and commitment fees will increase in the event that Fabrinet’s Thailand subsidiary is unable to guarantee the obligations under the Credit Agreement within 180 days after the closing date.

Fabrinet may prepay the loans made under the credit facility in whole or in part at any time without premium or penalty. Revolving loans that are repaid or prepaid may be reborrowed. The revolving loan facility shall terminate and all principal and accrued and unpaid interest thereunder shall be due and payable in full on the Maturity Date. Term loans made under the Credit Agreement shall be repaid in quarterly installments equal to $2,500,000, beginning on June 30, 2015, with the remaining outstanding principal and accrued and unpaid interest being due and payable on the Maturity Date. Term loans repaid or prepaid may not be reborrowed.

Fabrinet’s obligations under the Credit Agreement are guaranteed by certain of its existing and future direct material subsidiaries. Pursuant to a security and pledge agreement (the “Security Agreement”) by and between Fabrinet and the Administrative Agent, Fabrinet’s obligations under the Credit Agreement are also secured by Fabrinet’s present and future accounts receivable, deposit accounts, cash, cash equivalents and marketable securities, as well as Fabrinet’s equity interests in certain of its direct subsidiaries.

The Credit Agreement contains customary affirmative and negative covenants. Negative covenants include, among other things, limitations on liens, indebtedness, investments, mergers, sales of assets, changes in the nature of the business, dividends and distributions, affiliate transactions and capital expenditures. Fabrinet is also obligated to maintain cash, cash equivalents and marketable securities of at least $40 million at financial institutions located in the United States. Any deposit or securities accounts with aggregate balances in excess of $10 million must be maintained with financial institutions where a control agreement, or the equivalent under the local law, can be effected in favor of the Administrative Agent. In addition, the Credit Agreement requires Fabrinet to maintain, on a consolidated basis: (i) a minimum tangible net worth of not less than $200 million plus 50% of quarterly net income for each full fiscal quarter ending after March 31, 2014, exclusive of quarterly losses; (ii) a minimum debt service coverage ratio of not less than 1.50:1.00; (iii) a maximum senior leverage ratio of not more than 2.50:1.00; and (iv) a minimum quick ratio of not less than 1.10:1.00, in each case determined in accordance with the Credit Agreement and tested as of the end of each fiscal quarter.

The Credit Agreement also contains customary events of default including, among other things, payment defaults, breaches of covenants or representations and warranties, cross-defaults with certain other indebtedness, bankruptcy and insolvency events and change in control of Fabrinet, subject to grace periods in certain instances. Upon an event of default, the lenders may declare all or a portion of the outstanding obligations payable by Fabrinet to be immediately due and payable and exercise other rights and remedies provided for under the Credit Agreement. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Credit Agreement at a per annum rate equal to 2.00% above the applicable interest rate or 2.00% above the rate applicable for base rate loans if a rate is not specified or available.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Fabrinet or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing descriptions of the Credit Agreement and Security Agreement are qualified in their entirety by reference to the Credit Agreement and Security Agreement, copies of which are attached as Exhibit 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of May 22, 2014, by and among Fabrinet, the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A. as administrative agent.

10.2	Security and Pledge Agreement, dated as of May 22, 2014, by and between Fabrinet and Bank of America, N.A. as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Toh-Seng Ng
Toh-Seng Ng Executive Vice President, Chief Financial Officer

Date: May 23, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of May 22, 2014, by and among Fabrinet, the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A. as administrative agent.

10.2	Security and Pledge Agreement, dated as of May 22, 2014, by and between Fabrinet and Bank of America, N.A. as administrative agent.